EXHIBIT 16.1

November 24, 2015

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington DC 20549-7561

Re: United Development Funding III, L.P.

File Number: 000-53159

Dear Sir or Madam:

We have read Item 4.01 in Form 8-K of United Development Funding III, L.P., dated November 24, 2015, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Whitley Penn LLP